                                                                    Exhibit 99.1


                    Aeropostale Reports FIRST QUARTER RESULTS


New York, New York, May 19, 2005 -- Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for the teen market, today reported record results for the first quarter ended April 30, 2005.

Net income for the first quarter of fiscal 2005 was $8.6 million or $0.15 per diluted share, representing an increase of 36.4% over net income of $6.3 million or $0.11 per diluted share in the first quarter of last year.

Net sales for the first quarter of fiscal 2005 increased 26.3% to $211.7 million versus net sales of $167.7 million in the first quarter of last year. Comparable store sales for the first quarter increased 4.4% versus an increase of 18.9% last year.

Julian R. Geiger, Chairman and Chief Executive Officer said, "We are pleased to have met our earnings guidance for the quarter, particularly in light of our lower than anticipated sales for the quarter. While mall traffic appears to have diminished since February, we remain confident about our opportunities for back to school. Our primary goal during the second quarter is to clear seasonal goods on a strategic and timely basis and position ourselves appropriately for this key selling season."

SECOND QUARTER GUIDANCE:

The company announced its earnings guidance for the second quarter of fiscal 2005. The company noted that it expects to achieve second quarter earnings in the range of $0.20 to $0.23 per diluted share based on a low single digit comparable store sales increase and 35 new stores. The company reported earnings per share of $0.19 in the second quarter of last year.

CONFERENCE CALL INFORMATION:

The Company will be holding a conference call today at 4:15 P.M. to review its fiscal 2005 first quarter results. The broadcast will be available through the `Investor Relations' link at www.aeropostale.com and at www.fulldisclosure.com. To listen to the broadcast, your computer must have Windows Media Player installed. If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.
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About Aeropostale, Inc.
-----------------------
Aeropostale, Inc. is a fast growing, mall-based, specialty retailer of casual apparel and accessories, principally targeting 11 to 18 year-old young women and men. The company provides customers with a focused selection of high-quality, active-oriented, fashion basic merchandise at compelling values. Aeropostale maintains control over its proprietary brands by designing, marketing and selling all of its own merchandise. Aeropostale products are currently purchased only in its stores or at organized sales events at college campuses. Starting this summer, Aeropostale will also be selling its products on-line through its website (www.aeropostale.com).

The first Aeropostale store opened in 1987. The company currently operates 601 stores in 47 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND CURRENT REPORTS ON FORM 8-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A



                                AEROPOSTALE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)

                                                                                  April 30,           January 29,           May 1,
                                                                                    2005                 2005                2004
                                                                                    ----                 ----                ----
ASSETS
Current Assets:
  Cash and cash equivalents .........................................             $119,293             $106,128             $ 67,657
  Short-term investments ............................................               58,151               76,224               36,412
  Merchandise inventory .............................................               89,575               81,238               70,958
  Other current assets ..............................................               18,689               15,897               17,865
                                                                                  --------             --------             --------
     Total current assets ...........................................              285,708              279,487              192,892

Fixtures, equipment and improvements, net ...........................              133,337              122,651              101,410

Other assets ........................................................                3,658                3,681                2,029
                                                                                  --------             --------             --------
                                                                                                                            $296,331
TOTAL ASSETS ........................................................             $422,703             $405,819
                                                                                                       ========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable ..................................................             $ 63,607             $ 44,858             $ 34,372
  Accrued expenses ..................................................               36,521               52,136               30,011
                                                                                  --------             --------             --------
     Total current liabilities ......................................              100,128               96,994               64,383

Other non-current liabilities .......................................               78,090               70,574               55,721

Stockholders' equity ................................................              244,485              238,251              176,227


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..........................             $422,703             $405,819             $296,331
                                                                                  ========             ========             ========

EXHIBIT B

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                               SELECTED STORE DATA

                 (in thousands, except per share and store data)


                                                                                 13 weeks ended
                                                                                 --------------
                                                              April 30, 2005                                May 1, 2004
                                                                              % of sales                                  % of sales
                                                                              ----------                                  ----------
Net sales ......................................       $211,674                 100.0%             $167,654                 100.0%

Cost of sales (including certain buying,
occupancy and warehousing expenses) ............        151,903                  71.8               118,547                  70.7
                                                       --------                 -----              --------                 -----

Gross profit ...................................         59,771                  28.2                49,107                  29.3

Selling, general and administrative expenses ...         46,437                  21.9                39,105                  23.3
                                                       --------                 -----              --------                 -----

Income from operations .........................         13,334                   6.3                10,002                   6.0

Interest income, net ...........................            785                   0.3                   259                   0.1
                                                       --------                 -----              --------                 -----

Income before income taxes .....................         14,119                   6.6                10,261                   6.1

Income taxes ...................................          5,505                   2.5                 4,000                   2.4
                                                       --------                 -----              --------                 -----

Net income .....................................       $  8,614                   4.1%             $  6,261                   3.7%
                                                       ========                 =====              ========                 =====

Basic earnings per share .......................       $   0.16                                    $   0.11
                                                       ========                                    ========


Diluted earnings per share .....................       $   0.15                                    $   0.11
                                                       ========                                    ========

Weighted average basic shares ..................         55,409                                      55,820

Weighted average diluted shares ................         56,573                                      57,700

STORE DATA:

Comparable store sales .........................            4.4%                                       18.9%

Stores open at end of period ...................            597                                         489

Total gross square footage at end of period ....      2,108,929                                   1,719,607